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EXHIBIT 16.1

March 31, 2010

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Gentlemen:

We have read Item 16F of Form 20-F dated March 31, 2010, of Gol Linhas Aéreas Inteligentes S.A. and are in agreement with the statements contained in the second, third, fourth and fifth paragraphs on page 105 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

ERNST & YOUNG
Auditores Independentes S.S.
CRC-2SP015199/O-6

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